UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT.

Executive Employment Agreement

On June 26, 2024 (the “Effective Date”), Vivakor, Inc. (the “Company”), pursuant to the approval of its Board of Directors (the “Board”), on the recommendation of the Compensation Committee of the Board entered into that certain Executive Employment Agreement with Patrick M. Knapp to join the Company as its Executive Vice President, General Counsel, & Secretary (the “Knapp Agreement”).

The Knapp Agreement provides for an annual base salary of $350,000, payable in equal installments every two weeks. In addition, the Knapp Agreement provides for annual incentive cash and equity compensation of up to $840,000 based on certain performance goals as further set forth therein. As an inducement to enter into the Knapp Agreement, Mr. Knapp shall receive a one-time signing grant of Company common stock equivalent in value to $250,000, which are priced per share based on the volume-weighted average price for the preceding five (5) trading days prior to the day of such grant (calculated to be 140,190 shares based on the effective date of the Knapp Agreement), subject to an eighteen (18)-month lockup period and a conditional clawback obligation concurrent therewith, which shall be granted within thirty (30) days after the Start Date, as defined therein. Pursuant to the Knapp Agreement, Mr. Knapp’s employment is at-will under Texas law, except as modified therein. Mr. Knapp’s employment with the Company began on June 26, 2024.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2024, the Company entered into that certain Agreement and Plan of Merger dated effective February 26, 2024 with Empire Energy Acquisition Corp. and Empire Diversified Energy, Inc. (the “Merger Agreement”). The Company obtained the consent of Empire Diversified Energy, Inc. with respect to the Knapp Agreement, as required under Section 5.02(iv) of the Merger Agreement.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Knapp Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Knapp Agreement, and such description is qualified in its entirety by reference to the full text of the Knapp Agreement, a copy of which is filed herewith as Exhibit 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. In accordance with the Knapp Agreement, on July 2, 2024 the Company issued Mr. Knapp 140,190 shares of its common stock for the $250,000 signing bonus. The Company relied on the exemption provided for under Section 4(a)(2) for the issuance of 140,190 restricted shares of its common stock as Mr. Knapp is an accredited investor and familiar with the Company’s operations.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2024, the Company issued an amended and restated convertible promissory note in the principal amount of $1,000,000 to a non-affiliated individual investor. On July 1, 2024, the Company issued 903,095 shares of its common stock to the non-affiliated investor for the conversion of his $1M principal amount convertible promissory note. The investor converted the all the outstanding principal and interest due under the promissory note in the amount of $1,048,493.15 into 903,095 shares of common stock pursuant to the terms of the promissory note. The Company relied on the exemption provided for under Section 4(a)(2) for the issuance of the 903,095 restricted shares of its common stock as the Lender is an accredited investor and familiar with the Company’s operations.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item 5.02, the information contained in Item 1.01 is incorporated herein by reference.

Pat Knapp, 39, Executive Vice President, General Counsel, and Secretary

Patrick M. Knapp is an accomplished corporate securities lawyer whose practice has focused on M&A, financings, and complex commercial transactions principally relating to midstream liquids such as crude oil, refined products, and oilfield produced water. He has represented oil and gas producers, marketers, refiners, midstream infrastructure providers, OFS companies, and oilfield waste recyclers in billions of dollars’ worth of transactions in the United States, Canada, and Mexico. Prior to Vivakor, he was a partner in the energy practice at Jackson Walker LLP from 2021-2024, where he organized and led the firm’s oilfield produced water working group. From 2019-2021, he was a partner at the international law firm McGuireWoods LLP. Knapp holds a bachelor’s degree in economics and marketing from the University of Notre Dame and a juris doctor from Southern Methodist University. He is Chairman of the Sister Loyola Foundation, a nonprofit supporting Catholic education through scholarships and grants. Mr. Knapp is admitted to practice law in Texas.

The Board believes that Mr. Knapp’s legal and management experience, as well as his extensive knowledge of the midstream petroleum industry, makes him ideally qualified to help lead the Company towards continued growth and success.

There are no arrangements or understandings between Mr. Knapp and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Knapp or the Company or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 8.01 Other Events.

On July 2, 2024, the Company issued a press release providing an update on the on the closing of its previously announced acquisition of Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, its subsidiary CPE Gathering MidCon, LLC, Equipment Transport, LLC, its subsidiary ET EmployeeCo, LLC, and Silver Fuels Processing, LLC. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide readers with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in the Company’s other periodic filings which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Title
2.1	Agreement and Plan of Merger dated February 26, 2024 by and among Vivakor, Inc., Empire Energy Acquisition Corp., and Empire Diversified Energy, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2024)
10.1	Executive Employment Agreement dated June 26, 2024, by and between Vivakor, Inc., as Company, and Patrick M. Knapp, as Executive
99.1	Press release providing update on closing of previously announced acquisition of the Endeavor Entities.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: July 2, 2024	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO

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